UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2014

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Executive Officer

In connection with the appointment of Alan G. Breitman as the Chief Financial Officer of The First Marblehead Corporation (the “Corporation”), on June 30, 2014, Richard Neely resigned from his position as Interim Chief Financial Officer, effective as of August 4, 2014.

(c)           Appointment of Chief Financial Officer

On June 30, 2014, the Board of Directors of the Corporation appointed Alan G. Breitman as the Corporation’s Chief Financial Officer, Chief Accounting Officer and Managing Director, effective as of August 4, 2014.  Mr. Breitman, who was also designated an executive officer of the Corporation, will serve as the Corporation’s Chief Financial Officer, Chief Accounting Officer and Managing Director until his successor has been duly elected and qualified or until his earlier resignation or removal.

Mr. Breitman, 44, has served as a Managing Director of Corporate Fuel Advisors, LLC, a boutique investment bank working with middle market companies, since October 2006.  From May 2001 to September 2006 and from September 1998 to October 1998, he served as the Chief Financial Officer of MetroLights Advertising, LLC, a privately held domestic outdoor advertising company.  From November 2000 to May 2001, he served as the Chief Financial Officer of TechSpace, Inc., a privately held provider of shared office space.  From November 1998 to October 2000, he served as the Vice President Finance and Accounting and Treasurer of Register.com, Inc., a publicly held international registrar of domain names.  From August 1997 to August 1998, he served as the Manager Financial Planning and Analysis at Allaire Corporation, a publicly held developer of Internet development tools.  From May 1997 to July 1997, he served as the Manager of Financial Planning and Analysis for Datamedic, a privately held developer of integrated point of care computerized patient record and practice management solutions.  From May 1996 to May 1997, Mr. Breitman worked as both the Accounting Manager and Financial Analyst for Visibility, Inc., a privately held developer of manufacturing accounting systems.  From 1995 to 1996, he was the Manager of Internal Financial Reporting for XTRA Corporation, a publicly held transportation lessor, and from 1992 to 1995, he was an auditor at Coopers & Lybrand, LLP, where he worked primarily with high technology and financial services companies.  Mr. Breitman received a B.S. in business from Skidmore College.

Letter Agreement.  On June 20, 2014, the Corporation entered into a letter agreement with Mr. Breitman (the “Letter Agreement”) in connection with his hiring as the Corporation’s Chief Financial Officer, Chief Accounting Officer and Managing Director.  The Letter Agreement provides that Mr. Breitman will receive an annual base salary of $350,000, a signing bonus of $25,000, which will be paid after his start date, and may be eligible for an annual discretionary bonus award.

The Letter Agreement also provides that the Corporation will provide Mr. Breitman with reimbursement of up to $20,000 in moving expenses actually and reasonably incurred by him in connection with his relocation from the New York City area.

As contemplated under the Letter Agreement, the Corporation’s Compensation Committee of the Board of Directors has approved the grant to Mr. Breitman on August 4, 2014, subject to the commencement of his employment by that date, of an award of 20,000 restricted stock units under the Corporation’s 2011 stock incentive plan, as amended, to vest in equal annual increments over a period of four years from the date of grant and otherwise have the terms and conditions specified in the Corporation’s current form of restricted stock unit agreement, which the Corporation filed as Exhibit 99.2 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2012, and which is incorporated herein by reference.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Non-Competition Agreement.  Mr. Breitman has entered into an invention, non-disclosure, non-competition and non-solicitation agreement with the Corporation dated June 20, 2014 (the “Non-Competition Agreement”) pursuant to which he has agreed, among other things, to refrain from competing with the Corporation or soliciting its employees for a period of one year after the termination of his employment for any reason.

The foregoing summary of the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Competition Agreement, filed as Exhibit 10.9 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, which is incorporated herein by reference.

No Family Relationships or Related Person Transactions.  Mr. Breitman is not related by blood, marriage or adoption to any of the Corporation’s directors or other executive officers.  There are no related person transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, between the Corporation and Mr. Breitman.

Item 8.01                      Other Events

On July 2, 2014, the Corporation issued a press release announcing the appointment of Mr. Breitman.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1	Letter Agreement, dated June 20, 2014, between the Corporation and Alan G. Breitman

99.2	Press release issued by The First Marblehead Corporation on July 2, 2014 entitled “First Marblehead Appoints New Chief Financial Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: July 1, 2014	By:	/s/ Daniel Meyers
Daniel Meyers Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Letter Agreement, dated June 20, 2014, between the Corporation and Alan G. Breitman

99.2	Press release issued by The First Marblehead Corporation on July 2, 2014 entitled “First Marblehead Appoints New Chief Financial Officer”